Exhibit 99.3

[LETTERHEAD OF MOELIS & COMPANY LLC]

The Board of Directors

Youbet.com, Inc.

2600 West Olive Avenue, 5th Floor

Burbank, CA 91505

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated November 10, 2009, to the Board of Directors of Youbet.com, Inc. (“Youbet”) as Annex B to, and to the reference thereto under the heading “Summary—Opinion of Youbet’s Financial Advisor” and “The Merger—Opinion of Youbet’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed merger involving Youbet and Churchill Downs Incorporated, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Churchill. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ MOELIS & COMPANY LLC
MOELIS & COMPANY LLC

December 23, 2009